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                                                                    EXHIBIT 99.1

[PLANAR LOGO]

                                         FOR IMMEDIATE RELEASE
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Financial Contact:
Steven J. Buhaly
Vice President and Chief Financial Officer
+1(503) 690-6935
steve_buhaly@planar.com

                Planar Systems, Inc. Agrees to Acquire Leader in
              Flat Panel Display Solutions for ATM/Kiosk Markets,
                          AllBrite Technologies, Inc.

                  Rapid growth of flat panel use seen in ATMs


BEAVERTON, OR., DECEMBER 4, 2000 -- Planar Systems, Inc. (Nasdaq: PLNR) and AllBrite Technologies, Inc., announced today that the two companies have entered into a definitive merger agreement under which Planar will acquire AllBrite Technologies, based in Poway, CA. AllBrite is the leading supplier of flat panel displays to the growing ATM and outdoor kiosk markets.

     Planar will acquire all of the outstanding stock of AllBrite in exchange for common stock of Planar valued at approximately $25 million. The transaction has been approved by the boards of directors of both companies and is subject to approval by the shareholders of AllBrite and other customary closing conditions. The transaction is expected to close within 30 days. The combination will be accounted for as a pooling of interests.

     "AllBrite is an innovative and rapidly growing company that has made significant inroads in the ATM, point of sale and ticketing kiosk markets for custom flat panel display system solutions," said Balaji Krishnamurthy, president and chief executive officer of Planar. "With a strong market share position through key relationships with major blue chip customers, AllBrite has established itself as a premier partner to these customers as flat panels become an important part of their product differentiation strategies. The opportunities in these markets are expanding rapidly and the addition of AllBrite will accelerate Planar's strategic thrust in this direction."

     The ATM market has been sized by industry sources at an installed base of close to 700,000 units worldwide. ATM displays have traditionally been CRT-based, but are projected

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by major ATM manufacturers to rapidly change over to flat panels in the next several years. Improved reliability and visual performance in a wide variety of viewing conditions, which is inherent with flat panel displays, is the catalyst for this conversion.

     Lee Olesen, president of AllBrite commented, "Planar is the premier custom display solution provider to medical, industrial and transportation markets. The strength and global reach of Planar's display systems business should lever significant new design wins facilitating AllBrite's growth and enabling AllBrite's family of sunlight readable display products to reach a much broader set of markets through Planar's extensive sales network. Our two companies share the vision of expanding uses of flat panel displays throughout the world and we are very excited about the synergies that we expect to realize from this merger."

     Krishnamurthy added, "Strategically, this acquisition is an excellent fit with Planar's strategies of providing custom display solutions and focusing our resources on high growth commercial markets. AllBrite has been very successful in rapidly developing the right display system solutions for major market share leaders in the high growth ATM and kiosk markets. We look forward to fostering the growth that AllBrite has established in these exciting market segments."

     Commenting about the financial impact to Planar, Krishnamurthy said that "with this merger, Planar is raising its outlook for fiscal 2001 to $205 million in revenue and $0.95 earnings per diluted share due to the accretive effect of the merger. AllBrite is a rapidly growing company with revenues expected to double over the next 12 months"

About AllBrite(R) Technologies: AllBrite is an expert in the design and manufacturing of sunlight readable AMLCD modules for use in applications such as ATM's, outdoor kiosks, gas pumps, public transportation, outdoor menu boards and many others. AllBrite produces one of the widest selections of sunlight readable displays in the industry from 3.8 inch color QVGA up to 15 inch XGA, from passive film enhancement to 3000 Nit backlit solutions.

     Located in Poway, CA, AllBrite has developed a significant market position in ATMs and ticketing kiosk applications. Utilizing proprietary technology, AllBrite has successfully developed many custom sunlight readable display system solutions for leading companies in the

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ATM and Kiosk industries. More information on AllBrite is available at their website, www.allbritetech.com

About Planar Systems: Planar Systems is a worldwide leader in the development and marketing of high performance information display systems currently supplied to more than 1,000 customers. The company is at the leading edge in providing customers in the medical, transportation and industrial markets with value-added products that allow digital and video information to be viewed in a wide range of applications. Planar's displays are available in a broad spectrum of technologies and are integrated as prominent and visible components into customers' products serving the needs of a mobile and interconnected world. The company has manufacturing and sales operations in the United States and Europe. For more information visit www.planar.com.

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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995:

     This press release includes statements, including statements regarding the Company's anticipated acquisition of AllBrite Technologies, Inc. and the Company's expectations as to revenue and earnings for fiscal 2001, that are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including the risks inherent in acquisition of businesses and technologies, including integration issues, unanticipated costs and expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, the timing and successful completion of technology and product development through volume production and the risks that the acquisition cannot be completed successfully or that anticipated benefits are not realized. The following additional factors could also cause results to differ materially from those forecast: domestic and international business and economic conditions, changes in growth in the flat panel monitor industry, changes in customer demand or ordering patterns, changes in the competitive environment including pricing pressures or technological changes, continued success in technological advances, shortages of manufacturing capacity from our third-party manufacturing partners, final settlement of contractual liabilities, future production variables impacting excess inventory and other risk factors listed from time to time in the Company's Securities and Exchange Commission filings. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. If the Company does update one or more forward-looking statements, investors and others should not conclude that the Company would make additional updates with respect thereto or with respect to other forward-looking statements.

PLANAR and the Definition of Quality are registered trademarks of Planar Systems, Inc. All other trademarks are the property of their respective owners.

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